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                                                                    EXHIBIT 23.3

                        INDEPENDENT ACCOUNTANTS' CONSENT

The Board of Directors
First Interstate BancSystem, Inc.:

    We consent to the use of our report included herein and to the references to our firm under the headings "Selected Consolidated Financial Data" and "Experts" in the prospectus. Our report refers to a change in the method of accounting for investment securities.

                                          /s/ KPMG PEAT MARWICK LLP

Billings, Montana
October 13, 1997